Exhibit (e)(12)

                        , 2010

Artisan Distributors LLC

875 East Wisconsin Avenue

Suite 800

Milwaukee, Wisconsin 53202

Ladies and Gentlemen:

This is to advise you that Artisan Funds, Inc. has established a new series of shares to be known as Artisan Global Equity Fund. The series has one class, an Investor Shares class. In accordance with paragraph 6 of the Distribution Agreement between Artisan Funds, Inc. and Artisan Distributors LLC dated as of October 29, 1998, Artisan Funds, Inc. hereby requests that you act as Distributor for the new series under the terms of the Distribution Agreement.

Please indicate your acceptance of this appointment as Distributor by executing two copies of this Letter Agreement, returning one copy to us and retaining one copy for your records.

ARTISAN FUNDS, INC.

By:
Name:
Title:

Agreed to this      day of                 , 2010

ARTISAN DISTRIBUTORS LLC

By:
Name:
Title:

ACKNOWLEDGED:
ARTISAN PARTNERS LIMITED PARTNERSHIP

By:	Artisan Investments GP LLC
its General Partner

By:
Name:
Title: